Exhibit II

                             JOINT FILING AGREEMENT

             In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value (euro)1.25 per share, of ASLTOM, a French societe anonyme, and that this Agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 23rd day of December, 2003.

                                      CREDIT AGRICOLE INDOSUEZ

                                      /s/ Philippe Dore
                                      -----------------
                                      Name:  Philippe Dore
                                      Title: Head of Investment Portfolio
                                             Division


                                      CREDIT LYONNAIS

                                      /s/ Agnes de Clermont-Tonnerre
                                      ------------------------------
                                      Name:  Agnes de Clermont-Tonnerre
                                      Title: Head of Group Financial
                                             Engineering Department


                                      CREDIT AGRICOLE S.A.

                                      /s/ Eric Vandamme
                                      --------------------------------
                                      Name:  Eric Vandamme
                                      Title: Head of Subsidiary and
                                             Investments of Credit Agricole S.A.